AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is dated the 22nd day of   May   2006

BETWEEN:

SPHERE OF LANGUAGE, a company incorporated pursuant to the laws of the

State of Nevada

(hereinafter “Sphere” or the “Company”)

AND

CLEAN ENERGY AND POWER SOLUTIONS INC., a company incorporated pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Sphere (hereinafter referred to as “CEPS”)

AND

Abdul A. Mitha; Richard Schmidt; Emily Erickson; Valerie L. Braaten; Florian I. Filyk

Abby C. Prokop; Helen Matthews; Marcia Stodalka; Judy Ann Brears; Mohamed Zaarour; Monty Peterson; Mervin Peterson and Joyce Peterson;   Cristela Sinclair; Gail Florence Adamache; Jesse Adamache,  Kevin Madden and Jennie Madden; David Madden; Stephen Madden; Foundation for Bhuddhism Propagation;Barry Englot; Chad Englot; Craig Nelson; Mumtaz A. Mitha; Arif A. Mitha; Salma A. Mitha; Gordon Mak: Allan Marsden; Kirk W. Keane & Marsha  E. Keane; Matthew Erickson; Collin Richard; Barbara Nelson; Donna Erickson and David Erickson; Donna Erickson; Jonathan Erickson; Matthew Erickson;  Carma Ulrich and Stefan Ulrich;Yohan Tijini; Sagumuran Karpan; Ted Brownless; Nancy Haddock  Prof. Frederick Bayley; Michael Burns; Mark Clark; Marie Holowaty; Jay Lutsky; Micahel Quinn; James Patterson; Diane Glatfelter; Nazila Pakroo; Nicholas Lahanas; Cunard Holdings Inc.; Bismark Investments Inc.; Seabreeze Capital Inc; Fatemeh  Ghodratnama; Parvaneh Pakravan; Miriam Vibar Jamon; Glenn Brunner; Glenn Hoey; Diana Debow; Gloria Ouellette; Lawrence E. Ledesma; Christian D. Ledesma; Leslie M. Ledene; Abacal Inc.; Travis Reiter; R. R. C. Trucking Ltd; Andrea Lam; Robert Kaplan; Donna Mathison; Canehdian Endeavours Ltd;.Carol Rugg; Margaret Marklinger; 789580 Alberta Ltd.; Barry Clay; Lesley W. Chan; Bic Huang; Jim Giroux; Cameron MacCorquodale; William J.R. Robson; Edward Baran; Gerry Voykin; Ken Mak; Janet Ng; David Batten; David Batten and Matthew Batten;  Kostas Douros, Vasilios Douros & George Douros; Alfred Hansen; Darrell  William Jones and Louanna Jones; Tumbley Holdings Ltd.; Grace Cheng; Julius Cesar Missiuna; Lydia Kaufmann; Peter John Kaman; Marnie Colborne; Peter Douglas Belback; Wendy  Vaughan; Gayle Schnitzer; Tore Vartdal; Eddie Jones; Peter Burns; Andrew John Wallace; Brian John Mills; Nick Gorvett; Anthony Smith; Robert Bayley; Hastings Consultants Ltd; Keith Bayley; Simon James Rutt; Janette C Clark; Andrew J Clark; Robert Twitchin; Philip Bodie; Irene Fisher; Daniel B. Crombie; Alan David Crombie; David Alfred Graham Gibbins; Gordon H. Waller or Helen M. Waller; Jack Mitchek; Kim Mahaffy; Elliot Reiter ; Adrian Reiter;  Lallah Linstead; Dax Nobrega; Hoa Pho-Lau; Wendy Wing Fun Tsang; Esther R. Ledene;  Kirk J. Ledene

; Carlos

Ledesma; Murray Ledene; Kimberly Wirth;  Sze Kwan Lam;  Michael Coe Professional Corporation;Pamela Harbaugh; Marshall Denhoff;  Ron Reddick

; Dave Bazowski; Clifford A. Wiegers; Gerald Miffin; 1072338 Alberta Ltd; Brian Lau; Jessica Lau; Doris H. Lau;  Albert Grainger; Aubrey I. Nobrega; David Nobrega; Richard Nickel; Paul Cooper; Annie Li;  Jean Leong; Aaron Tornberg; Richard Buckman Coe; Catherine F Lee; Dave Tocher; Laura Tocher; Gloria Joaquin; Guy N. Richard; Christopher

Potapinski; David Uhl; Norman Matwychuk; Michael Sanborne; Dale Seeman; Dennis Bailey; Luisa Paraton; Gloria  C. Abat; Eva Arriba; Manuelito Joaquin; Ada Lee; Suet Fong Yau; Marflorendo Macaltao

 (hereinafter the “Shareholders”)

AND

CLEAN POWER TECHNOLOGIES, INC, a Nevada Corporation (hereinafter referred to as “CPTI”)

WHEREAS:

1.

Sphere of Language is a  company whose shares are quoted on the Over the

Counter Bulletin Board (OTCBB) having an office address of  105-1005 Columbia Street #42543, New Westminster, British Columbia V3M6H5

2.

CEPS is a wholly owned subsidiary of Sphere with no assets and no liabilities.

3.

CPTI is a Nevada corporation and is duly registered pursuant to the laws of the State of Nevada having a registered office address of 436-35th Avenue N.W., Calgary, Alberta

4.

The Shareholders  are the registered and beneficial owners of 100% percent of issued and outstanding shares, being 30,765,377 common shares, each with $0.001 par value (the “CPTI Shares”); and

5.

Sphere desires to amalgamate or acquire and merge CPTI into CEPS, in exchange for a total of 30,765,377 shares of Sphere’s common stock all upon the terms, provisions and conditions set forth herein.

6.

CPTI wishes to be merged into CEPS (the “Merger”)

7.   The Company and the Shareholders desire to memorialize in writing the terms,

provisions and conditions of the Merger and certain matters relating thereto.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties set forth hereinafter, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which each of the Company and the Shareholders hereby acknowledges) and subject to the terms, provisions and conditions hereof, each of the Company and the shareholders hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  The following terms shall have the following respective meanings:

(a)

“Closing Date” shall mean on or before May 31, 2006 or any other date that the parties hereto agree to in writing;

.

ARTICLE II

SHARE EXCHANGE

Section 2.01.

Merger..  Based upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Shareholders agree to surrender the CPTI Shares in exchange for Sphere issuing to the Shareholders 30,765,377 of restricted 144 common stock free and clear of all liens, mortgages, security interests, encumbrances and claims and CPTI and CEPS shall be merged with CEPS being the surviving entity.

2.02

Name Change:   The Shareholders have approved to grant unconditional rights to Sphere to change its corporate name to Clean Power Technologies, Inc. and Sphere will adopt and change its name to Clean Power Technologies Inc.

2.03

Forward Split of Shares.  The Shareholders and the Company have agreed that the Company will adopt a resolution to forward split all of Sphere’s existing 3,670,000, issued and outstanding shares, at a ratio of four shares for every one of its existing shares prior to consummating this Agreement and Plan of Merger as contemplated herein.

2.04

Closing.  Subject to ARTICLES FIVE AND SIX hereof, the closing of the Merger (the “Closing”) pursuant to this Agreement shall occur on 31st day of May, 2006 at 12:00 noon. at the offices of the Company, or on such other date and at such other time or place as the Company and the Shareholders shall agree upon in writing.  At the Closing, the Shareholders shall deliver their stock certificates representing the CPTI Shares, properly endorsed or accompanied by duly executed stocks in good form, and the Company shall deliver stock certificates representing the shares of common stock that the Shareholders are entitled to receive.  At the Closing, the Company and the Shareholders shall deliver all other documentation required of them elsewhere in this Agreement.  .

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

OF THE COMPANY  AND CEPS

3.01

Organization and Standing of the Company and CEPS.. Each of  the Company and CEPS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Each of the Company and CEPS has full requisite corporate power and authority to carry on its business as it is now being conducted, and to own, operate, and lease the properties now owned, operated, or leased by it.  The Company is duly authorized and qualified to carry on its business in the manner as now conducted in jurisdiction in which authorization and qualification is required.  The Company will make available to the Shareholders true, correct and complete copies of the contents of its minute book, which is accurate in all respects and set forth fully and fairly all of the Company's transactions.

3.02

Capitalization of the Company.  The authorized capital stock of the Company consists of 75,000,000 shares of common stock, 3,670,000 of which were issued and outstanding prior to the Merger. The shares of Common Stock issued and outstanding prior to the consummation of the Merger are duly and validly authorized and issued and are fully paid and non-assessable, and were not issued in violation of the pre-emptive rights of any current or former shareholder.  No option, warrant, call, subscription, convertible security, or commitment of any kind obligating the Company to issue any common stock exists save for the forward split of the shares of the Company to be undertaken on the basis of four shares for each one share presently issued and which is acknowledged by the Shareholders in this Agreement..  There is not any compensation plan applicable to any of the officers, directors, or employees of the Company under which compensation accrued or payable is determined, in whole or in part, by reference to Common Stock.  There are no agreements or commitments obligating the Company to repurchase or otherwise acquire any common stock.

3.03

Subsidiaries and Other Ventures.  Other than CEPS, the Company has no subsidiaries or affiliated corporations, and owns no capital stock, bond, or other security of, or has any equity or proprietary interest in, any corporation, partnership, joint venture, trust, or unincorporated association.

3.04

Capacity to Enter into Agreement.  Each of the Company and CEPS has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform such its or his obligations hereunder and thereunder.  The execution and delivery by the Company and CEPS of this Agreement and all other agreements, documents and instruments to be executed in connection herewith have been duly authorized. When this Agreement and all other agreements, documents and instruments to be executed by the Company and CEPS, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of the Company and CEPS and enforceable against the Company and CEPS in accordance with their respective terms.

3.05

Valid Issuance.  The common stock to be issued to the Shareholders pursuant to this Agreement are duly and validly authorized and will (when issued) are duly and validly authorized and fully paid and non-assessable, and will not be issued in violation of the pre-emptive rights of any current shareholder.

3.06

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require the company or CEPS to obtain any consent, approval any person or entity necessary in connection with the execution, delivery, or performance of this Agreement by the Company or CEPS.

3.07  No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)

violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of Sphere or CEPS;

(b)

violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or agreement to which Sphere is a party to by or to which any of them or any of their respective assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Sphere or upon shares of Sphere or the properties or business of Sphere;

(d)

violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Sphere; or

(e)

result in the breach of any of the terms or conditions of, constitute a default under,

or otherwise cause an impairment of, any permit or license.

3.08

SEC Filings and Financial Statements.  Since January 11, 2006, the Company has filed all forms, reports, statements and other documents required to be filed with the U.S. Securities and Exchange Commission, including, without limitation, all proxy statements relating to meetings of shareholders (whether annual or special), all Reports on Form 8-K and all Registration Statements (all such filings being referred to hereinafter as the "SEC Reports").  The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933 as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such SEC Reports and (ii) did not at the time they were filed and (with respect to registration statements) as of their effective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Since the date of the Company's Annual Report  for the Company's fiscal year ended August 31, 2005 (the "Annual Report"), no material adverse change has occurred in the financial condition or results of operations of the Company from that reflected in the Annual Report.  The financial statements contained in the Annual Report (the "Financial Statements") fully and fairly set forth the financial position of the Company as of the dates thereof and the results of operations for the periods indicated and have been prepared in accordance with accounting principles applied on a consistent basis.  There is no basis for the assertion of any liabilities or obligations, either accrued, absolute, contingent, or otherwise, which might adversely affect the Company, or the value, use, operation or enjoyment of the assets of the Company and which is not expressly set forth on the balance sheet of the Company as of August 31, 2005 contained in the Annual Report (the "Balance

Sheet").  The Company is not a party to or bound either absolutely or on a contingent basis by any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities or indebtedness of any other person (whether accrued, absolute, contingent or otherwise).

3.09

Absence of Certain Changes and Events.  Since the date of the Balance Sheet, there has not been:

(a)

Financial Change.  Any adverse change in the financial condition, operations, business prospects, employee relations, customer relations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of the Company, or the business of the Company, from that shown on the Financial Statements;

(b)

Dividends, Etc.  Any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase, or any other acquisition of any such stock;

(c)

Incurrence of Debt.  Any borrowing of, or agreement to borrow any funds or any debt, obligation, or liability (absolute or contingent) incurred by the Company (whether or not presently outstanding) except current liabilities incurred, and obligations under agreements entered into in the ordinary course of business;

(d)

Creation of Liens.  Any mortgage, pledge, lien, security interest, charge, claim or other encumbrance created on or in any of the Company's properties or assets, except liens for current taxes not yet due and payable;

(e)

Assets.  Any sale, assignment, or transfer of the Company's assets, except in the ordinary course of business, any cancellation of any debts or claims owed to the Company, any capital expenditures or commitments therefor exceeding in the aggregate $20,000.00, any damage, destruction or casualty loss exceeding in the aggregate $20,000.00 (whether or not covered by insurance), or any charitable contributions or pledges;

(f)

Material Contracts.  Any amendment or termination of any contract, agreement, license, or arrangement to which the Company is or was a party or to which any properties or assets of the Company are or were subject, which amendment or termination has had, or may be reasonably expected to have, an adverse effect on the financial condition, properties, assets, liabilities (accrued, absolute, contingent, or otherwise), or income of the Company, or the business of the Company; or

(g)

Other Material Changes.  Any other material transaction by the Company outside the ordinary course of business or any other event or condition pertaining to, and adversely affecting the operations, assets, liabilities (accrued, absolute, contingent, or otherwise) or income of the Company, or the business of the Company.

3.10

Options or Other Rights.

(a)

There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from Sphere any of the outstanding, unauthorized or treasury shares of the common stock of Sphere, other than those disclosed in this Agreement; and

(b)

there is no outstanding security of any kind convertible into any common shares of  Sphere, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any shares of Sphere

3.11

Contracts.  The Company is not a party to any written or oral lease, contract, agreement, arrangement or commitment, whether or not made in the ordinary course of business, that either (a) involves or may involve aggregate payments by of the Company exceeding $20,000.00 per year; (b) is not by its terms terminable by the Company without premium or penalty within 60 or fewer days notice, or (c) otherwise materially adversely affect or, to the knowledge of the Company or any Shareholder, might materially adversely affect the financial condition, property, assets, liabilities (accrued, absolute, contingent, or otherwise), or revenues, of business heretofore conducted by the Company.  All leases, contracts, agreements, arrangement or commitments to which the Company is a party are in good standing, valid, and effective.  There is not, under any such lease, contract, agreement, arrangement or commitment, any existing or prospective default or event of default by the Company or event which with notice or lapse of time, or both would constitute a default and in respect to which the Company has not taken adequate steps to prevent a default from occurring; and, to the knowledge the Company and each Shareholder, no other party to any such lease, contract, agreement, arrangement or commitment, is in default or breach thereof nor has any event occurred which with notice or lapse of time would constitute a breach or default of any of such lease, contract, agreement, arrangement or commitment.

3.12

Litigation.  There is no pending suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation to which the Company is a party or which adversely affects or might adversely affect the Company.  The Company is not in default with respect to any judgment, order, writ, injunction, decree, or award applicable to it of any court or other governmental instrumentality or arbitrator.  There is no action, suit, proceeding, or claim pending or, to the knowledge of the Company or any Shareholder, threatened against the Company by persons not a party to this Agreement wherein an unfavorable decision, ruling, or finding would render unlawful or otherwise adversely affect the consummation of the transactions contemplated by this Agreement.

3.13

Compliance with Law.  The Company is not in violation of, or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law, rule, regulation, permit, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, including without limitation, any laws, ordinances, rules, regulations, permits, or orders relating to the business of the Company, or the business operations and practices, health and safety, and employment practices of the Company.  The Company is not delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency, or instrumentality, or with any trade association or certification organization that has in the past certified or endorsed the business of the Company.  The Company is not delinquent with respect to any reports required by private covenants or agreements to which it is a party.

3.14

Taxes.  Complete, proper and accurate federal, state and other appropriate jurisdictional tax returns have been timely filed with appropriate governmental agencies by the Company for each period for which any returns were due.  All taxes shown by such returns to be due and payable have been timely paid.  No extension of time or waiver of any statute of limitations with respect to federal, state, or other political subdivision income or other tax for any period, is currently in effect.  The Company has not received any notice of deficiency or assessment issued or proposed deficiency or assessment by any taxing authority.  There is no pending audit or inquiry of the Company.

3.15

Officers, Directors and Key Employees.

(a)

Sphere does not have any contract or agreement with any of its officers, directors,

employees or consultants whose annual salary equals or exceeds $100,000 or who received or has accrued in respect of such period a bonus equal to or in excess of $100,000; and

(b)

Sphere does not have any commitments or contracts to increase the wages or to modify the condition or terms of employment or consultancy of any of the employees or consultants of Sphere, including the aggregate cost to Sphere of all such commitments or contracts.

3.16.

  Brokerage.  No broker or finder has acted, directly or indirectly, for the Company nor has the Company incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement

3.17

Transactions with Affiliated Parties.  Save for transactions between the Company and Abdul A. Mitha, being an affiliate party, representing CPTI, there are no other transactions currently engaged in between the Company and any party affiliated with the Company (other than transactions inherent in the normal capacities of shareholders, officers, directors, or employees).  Except for the ownership of non-controlling interests in securities of corporations the shares of which are publicly traded, no party affiliated with the Company has any investment or ownership interest, directly, indirectly, or beneficially, in any competitor or potential competitor, major supplier, or customer of the Company.

3.18

Untrue Statements.  This Agreement, the schedules and exhibits hereto, and all other documents and information furnished by any Shareholder or its or his representatives pursuant hereto or in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading or otherwise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CPTI AND THE SHAREHOLDERS

4.01.

Execution and Delivery.  This Agreement has been duly executed and delivered by CPTI and by the Shareholders and thereby constitutes a valid and binding agreement, enforceable against CPTI and the Shareholders in accordance with its terms.

4.02.

Consents and Approvals.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein do not require CPTI or the Shareholders to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

4.03

Title to Stock.

(a)

The Shareholders have valid title to the CPTI Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim; and

(b)

Upon delivery of the CPTI Shares on the Closing Date, as herein provided,

Sphere shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

4.04. Actions and Proceedings.

(a)

there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving CPTI or any of the CPTI Shares held by the Shareholders; and

(b)

there are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or threatened against CPTI or involving the CPTI Shares.

4.05

Securities Representations.  The Shareholders hereby represents and warrants to the

Company that they believe that they are familiar with the business and financial condition, properties, operations and prospects of the Company, have been given full access to all material information concerning the condition, properties, operations and prospects of the Company, and they have had an opportunity to ask such questions of, and to receive such information from, the Company as they have desired and to obtain any additional information necessary to verify the accuracy of the information and data received; they have such knowledge, skill and experience in business, financial and investment matters so that they are capable of evaluating the merits and risks of an acquisition of their CPTI Shares; they have reviewed their financial condition and commitments and that, based on such review, they are satisfied that they (a) have adequate means of providing for contingencies, (b) have no present or contemplated future need to dispose of all or any of their CPTI Shares to satisfy existing or contemplated undertakings, needs or indebtedness, (c) are capable of bearing the economic risk of the ownership of the common stock to be issued them; it for the indefinite future, and (d) have assets or sources of income which, taken together, are more than sufficient so that they could bear the loss of their entire value of  common stock being issued to them; they are acquiring their common stock solely for their own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of their common stock; they understands that their common stock has not been registered under the Securities Act of 1933 or any state securities laws and therefore its common stock is “restricted” under such laws; and they have not offered or sold any portion of its common stock and have no present intention of reselling or otherwise disposing of any portion of their common stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

4.06

Brokerage.  No broker or finder has acted, directly or indirectly, for the Shareholders nor have the Shareholders incurred any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATION OF

THE SHAREHOLDERS AND CPTI TO CLOSE

The obligation of the Shareholders and CPTI to enter into and complete the Merger and related transactions contemplated by the Agreement is subject, at the Shareholder’s and CPTI’s option, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

5.01

Representations and Covenants.

(a)

The representations and warranties of the Company and CEPS contained in this

Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period;

(b)

The Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.02

Governmental Permits and Approvals.

(a)

all approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Sphere to continue to be carried on by Sphere substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Sphere shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)

there shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement;

5.03.

Third Party Consents.  All consents, permits and approvals from parties to contracts with Sphere that may be required in connections with the performance by the Shareholders of their obligations under this Agreement or the continuance of such contracts with Sphere in full force and effect after the Closing Date, shall have been obtained.

5.04.

Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Sphere.

5.05

.No Change in Capitalization.  On the Closing Date, the capitalization of Sphere of Language shall be as represented in Schedule 5 , which represents the complete capitalization as at the Closing Date as per this Agreement, and includes the intended allocation of all shares issued and funds raised pursuant to this Agreement

5.06

No Severance Payments.

No Shareholders shall be entitled to severance or change of control payments by Sphere as a result of this Agreement being performed.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATION OF

SPHERE TO CLOSE

The obligation of the Sphere to enter into and complete the Share Exchange, and related transactions contemplated by this Agreement, is subject, at Sphere’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

6.01

Representations and Covenants.

(a)

The representations and warranties of the CPTI and Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)

CPTI and the Shareholders shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. CPTI and the Shareholders shall have delivered to the Company a certificate dated the Closing Date, and signed by an officer of CPTI and by the Shareholders or the authorized signatories of Shareholders to the foregoing effect.

        ARTICLE VII

CLOSING ARRANGEMENTS

7.01.

Closing Location.  The closing of the Merger and the other transactions contemplated by this Agreement (“The Closing”) will take place at 12:00 noon (MST) on the Closing Date at the offices of Sphere of Language, or such other date or location as the parties may agree to in writing.

7.02

The Shareholders’ Closing Documents.  At the Closing, the Shareholders will tender to Sphere of Language:

(i)

the execution and delivery of this Agreement; and

(ii)

the transfer of the CPTI Shares to Sphere, and/or cause to occur

7.03

At the Closing, Sphere will tender to the Shareholders:

(i)

Certified copies of resolutions of the directors of Sphere of

Language in a form satisfactory to the Shareholders, acting reasonably, authorizing:

(ii)

 the transaction contemplated hereunder

(iii)

(share certificates, registered in the names of the Shareholders,

representing the shares of Sphere;

(iv)

a certified copy of the share issuance order of Sphere showing the

Shareholders as the registered owners of the Sphere Shares; and

(v)

the appointment of up to two (2) new directors to the Board of

Directors of Sphere who are nominees of the Shareholders;

       ARTICLE VIII

TERMINATION

8.01

Termination by CPTI and the Shareholders.  This Agreement and the transactions contemplated hereby may be terminated at CPTI’s or the Shareholders’s sole election prior to Closing by CPTI or the Shareholders’s giving written notice to the Company of such election to so terminate in any of the following instances:

(a)

If any conditions set forth in Article III are not satisfied in any respect or waived by CPTI and the Shareholders on or before the Closing or if the Closing has not occurred before the end of business hours on May 31, 2006, other than due to a breach of this Agreement by CPTI or the Shareholders; or

(b)

If any proceeding seeking to restrain, prohibit or declare illegal, or seeking substantial damages from CPTI or the Shareholders in connection with, the transactions contemplated by this Agreement has been brought by or before any federal, state or local court or governmental agency or instrumentality, and such action has not been dismissed before the end of business hours on the date of the Closing.

Notwithstanding that Section 6.1 (a) permits CPTI or the Shareholders to terminate this Agreement, upon the occurrence of the instance described in Section 6.1 (a) which permits CPTI or the Shareholders to terminate this Agreement, the Shareholders may, in lieu of terminating this Agreement, seek to enforce this Agreement CPTI and the Shareholders’s rights under this Agreement.

8.02

Termination by the Company.  This Agreement and the transactions contemplated hereby may be terminated at the sole election of the Company prior to Closing by the Company’s giving written notice to the Shareholders of the Company’s election to so terminate in any of the following instances:

(a)

If any of the conditions set forth in Article IV are not satisfied in any respect or waived by the Company on or before the Closing, or if the Closing has not occurred before the end of business hours on May 31, 2006, other than due to a breach of this

Agreement by the Company; or

(b)

If any proceeding seeking to restrain, prohibit or declare illegal, or seeking substantial damages from the Company in connection with, the transactions contemplated by this Agreement has been brought by or before any federal, state or local court or governmental agency or instrumentality, and such action has not been dismissed before the end of business hours on the date of the Closing.

ARTICLE IX

SURVIVAL AND INDEMNITY

9.01

Survival of Representations and Warranties.  All of the representations and warranties made by the parties hereto in this Agreement or pursuant hereto, shall be continuing and shall survive the closing hereof and the consummation of the transactions contemplated hereby, notwithstanding any investigation at any time made by or on behalf of any party hereto.

9.02

Indemnification by the Company.  The Company shall protect, indemnify and hold CPTI and each of the Shareholders harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys’ fees), arising from any breach of any agreement, representation or warranty made by any of them in this Agreement.  If the Company shall hereafter owe any amount to CPTI or any Shareholder pursuant to Section 9.02 (such owed amount being referred to hereinafter as an “Indemnifiable Amount”), then CPTI and the Shareholders shall be entitled to offset the Indemnifiable Amount against the outstanding amount of any indebtedness owed by the Company.

9.03

Indemnification by CPTI and the Shareholders. CPTI and each of the Shareholders shall protect, indemnify and hold the Company harmless from any and all demand, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys’ fees), arising from any breach of any agreement, representation or warranty made by any of them in this Agreement.

ARTICLE X

MISCELLANEOUS

10.1

Notices.  Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given if personally served, when served, or if mailed, when deposited in the mail and shall be deemed to have been received if personally served, when served, or if mailed on the ten (10) business day after deposit in the United States mail with postage pre-paid by certified or registered mail and properly addressed.  As used in this Agreement, the term “business day” means days other than Saturdays, Sundays, and holidays recognized by Federal banks.  For purposes of this Agreement, the addresses of the parties hereto shall be the addresses as set forth on the signature pages of this Agreement until a party subsequently notifies all other parties in writing of a change of address.

10.02

Counterparts.  This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

10.03

Amendments and Waivers.  This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto.  Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance.  Any waiver granted by a corporate party hereto shall be effective only if executed and delivered by the chief executive officer, president, or any vice president of such party.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

10.04

Time of Essence.  Time is of the essence in the performance of this Agreement.

10.05

Captions.  The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof.

10.06

Entire Agreement.  This Agreement (including the schedules and exhibits hereto and all supporting agreements referred to herein, all of which are by this reference fully incorporated into this agreement) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

10.07

Successors and Assigns.  All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, assigns, and successors.

10.08

Knowledge, Gender, and Certain References.  A representation or statement made herein to the knowledge of any corporate party refers to the knowledge or belief of the companies’ directors, officers, and attorneys, regardless of whether the knowledge of such person was obtained outside of the course and scope of his corporate employment or duties, and regardless of whether any such person’s interests are adverse to such entity in respect of the matters as to which his knowledge is attributed.  Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender.  The terms “hereof,” “herein,” or “hereunder” shall refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof.

10.09

Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY ITS TERMS AND BY THE LOCAL, INTERNAL LAWS OF THE STATE OF NEVADA.  Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement.  Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

10.10

Severability.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

10.11   Costs, Expenses and Fees.  Each party hereto agrees hereby to pay all costs,

expenses, and fees incurred by it or him in connection with the transactions contemplated hereby, including, without limitation, all attorneys' and accountants' fees.

10.12

Further Assurances.  The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SPHERE OF LANGUAGE,

A Nevada Corporation

By: /s/ Ron Bruce

Name Printed:  Ron Bruce

Title:  President

Address:________________________

_______________________________

CLEAN ENERGY AND POWER                       CLEAN POWER TECHNOLOGIES INC.

SOLUTIONS, INC.,

     a Nevada Corporation

A Nevada Corporation

by /s/ Abdul Mitha

      by /s/ Abdul Mitha

Name Printed:  Abdul Mitha

      Name Printed:  Abdul Mitha

Title:  President

                   Title:  President

Address______________________

       Address______________________

SHAREHOLDERS:

CONSENT

I/WE, the undersigned, being Shareholder(s) of CLEAN POWER TECHNOLOGIES, INC, hereby give my/our consent to the Agreement and Plan of Merger between Sphere of Language, Clean Energy and Power Solutions, Inc.  and Clean Power Technologies, Inc.

I/WE hereby agree to and will submit my/our shares to Sphere of Language in exchange for share for share of Sphere.

Dated_____________________

Signed: /s/ signed by shareholders

Print Name:__________________

                                                             SCHEDULE 1

LIST OF  CONTRACTS

NONE

SCHEDULE 2

LIST OF LIENS

      NONE

SCHEDULE 3

CAPITALIZATION OF SPHERE OF LANGUAGE AS AT THE DATE OF THIS AGREEMENT

This schedule represents all issued and outstanding shares and is represented by SPHERE OF LANGUAGE as being complete and inclusive as of the date of this Agreement, other than as contemplated in this Agreement.

Class A Common Shares

3,670,000

Warrants, Options, ROFR, Pre-empted Rights

NONE

SCHEDULE 4

LIST OF SPHERE OF LANGUAGE CONTRACTS

Contract Description
. Nil
Loan Description NIL

Convertible Promissory Note NONE

Convertible DEBENTURES NONE